As filed with the Securities and Exchange Commission on June 6, 2016

Registration No. 333-196883

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOYA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1222820
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

230 Park Avenue

New York, New York 10169

(212) 309-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(CO-REGISTRANT LISTED ON THE FOLLOWING PAGE)

Patricia J. Walsh, Esq.

Executive Vice President and

Chief Legal Officer

Voya Financial, Inc.

230 Park Avenue

New York, New York 10169

(212) 309-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig B. Brod, Esq. Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Robert G. DeLaMater, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Senior Debt Securities of Voya Financial, Inc.(4)
Guarantees of Voya Holdings Inc. of Senior Debt Securities of Voya Financial, Inc.(5)
Subordinated Debt Securities of Voya Financial, Inc.(6)
Guarantees of Voya Holdings Inc. of Subordinated Debt Securities of Voya Financial, Inc.(5)
Common Stock of Voya Financial, Inc., par value $0.01 per share(7)
Preferred Stock of Voya Financial, Inc., par value $0.01 per share(8)
Warrants of Voya Financial, Inc.(9)
Units of Voya Financial, Inc.(10)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	This registration statement also covers an indeterminate number of senior debt securities, subordinated debt securities, preferred stock, common stock, warrants and units of Voya Financial, Inc., and the related guarantees of Voya Holdings Inc., that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrants or affiliates of the registrants.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Voya Financial, Inc. is deferring payment of all of the related registration fees.
(4)	Includes senior debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for senior debt securities, including upon the exercise of warrants.
(5)	Guarantees to be issued by the co-registrant. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.
(6)	Includes subordinated debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for subordinated debt securities, including upon the exercise of warrants.
(7)	Includes 26,050,846 shares of common stock issuable upon the exercise of warrants issued to ING Groep N.V. on May 7, 2013 (the “ING Group Warrants”), and any additional shares of common stock issuable under the ING Group Warrants due to the anti-dilution and other adjustment provisions thereof. Also includes common stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants.
(8)	Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants.
(9)	Includes the ING Group Warrants. Additional warrants may represent rights to purchase debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with senior debt securities, subordinated debt securities, preferred stock or common stock.
(10)	Each unit may consist of two or more of the securities being registered hereunder or debt obligations of third parties, including U.S. Treasury securities. Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for units, including upon the exercise of warrants.

TABLE OF CO-REGISTRANT

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization	Address, including ZIP Code, and Telephone Number, including Area Code of Co- Registrant’s Principal Executive Office
Voya Holdings Inc.	6311	02-0488491	Connecticut	One Orange Way Windsor, Connecticut 06095 (212) 309-8200

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-196883) of Voya Financial, Inc. and the co-registrant noted below, which was filed with the Securities and Exchange Commission (the “SEC”) and automatically became effective on June 18, 2014 (the “Registration Statement”). This Post-Effective Amendment No. 1 is being filed with the SEC solely to reflect the change of name of the co-registrant from Lion Connecticut Holdings Inc., a Connecticut corporation, to Voya Holdings Inc., a Connecticut corporation. This Post-Effective Amendment No. 1 will become effective immediately upon filing with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 6th day of June, 2016.

VOYA FINANCIAL, INC.

By:	/S/ RODNEY O. MARTIN, JR.
	Name:	Rodney O. Martin, Jr.
	Title:	Chairman and Chief Executive Officer

By:	/S/ ALAIN M. KARAOGLAN
	Name:	Alain M. Karaoglan
	Title:	EVP and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

* Rodney O. Martin, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)

Lynne Biggar	Director

* Jane P. Chwick	Director

Ruth Ann M. Gillis	Director

* J. Barry Griswell	Director

* Frederick S. Hubbell	Director

Byron H. Pollitt, Jr.	Director

Joseph V. Tripodi	Director

* Deborah C. Wright		Director

* David Zwiener		Director

* Ewout L. Steenbergen		Chief Financial Officer (Principal Financial Officer)

/S/ C. LANDON COBB, JR. C. Landon Cobb, Jr.		Chief Accounting Officer (Principal Accounting Officer)	June 6, 2016

*By:	/S/ ALAIN M. KARAOGLAN	Attorney-in-Fact	June 6, 2016
Alain M. Karaoglan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 6th day of June, 2016.

VOYA HOLDINGS INC.

By:	/S/ RODNEY O. MARTIN, JR.
	Name:	Rodney O. Martin, Jr.
	Title:	Chairman and Chief Executive Officer

By:	/S/ ALAIN M. KARAOGLAN
	Name:	Alain M. Karaoglan
	Title:	EVP and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures		Title	Date

* Alain M. Karaoglan		Director

* Ewout L. Steenbergen		Director and Chief Financial Officer (Principal Financial Officer)

* David S. Pendergrass		Director

/S/ C. LANDON COBB, JR. C. Landon Cobb, Jr.		Chief Accounting Officer (Principal Accounting Officer)	June 6, 2016

*By:	/S/ ALAIN M. KARAOGLAN Alain M. Karaoglan	Attorney-in-Fact	June 6, 2016